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                               JEFFREY S. PETERSON
                                QUEPASA.COM, INC.
                        400 EAST VAN BUREN, FOURTH FLOOR
                             PHOENIX, ARIZONA 85004

                                  March 9, 1999



quepasa.com, inc.
400 East Van Buren, Fourth Floor
Phoenix, Arizona 85004

Dear Sirs:

         This letter confirms my agreement to loan quepasa.com, inc. (the "Company") up to $3 million from time to time prior to the completion of the Company's contemplated public offering upon the request of the Company to be used for working capital. Each loan shall bear interest at 12% per annum for the first four months and 14% per annum thereafter. Each loan shall mature on the two year anniversary of the making of such loan and shall otherwise bear the same terms as the Company's $2 million loans from The Monolith Limited Partnership.

                                                 Very truly yours,



                                                /s/ Jeffrey S. Peterson

                                                ----------------------------
                                                Jeffrey S. Peterson

Accepted and Agreed to
as of the date written above

QUEPASA.COM, INC.


By: /s/ Michael A. Hubert

   --------------------------
   Michael A. Hubert
   Chief Operating Officer